SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

July 11, 2012 (July 6, 2012)

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01                                    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 6, 2012, the New York Stock Exchange (the “NYSE”) announced suspension of trading of Dynegy’s common stock. This announcement was followed by written notice on July 9, 2012, that the NYSE had determined to suspend trading in Dynegy’s common stock immediately on July 6, 2012.  The NYSE noted that it reached this decision in view of Dynegy’s filing of a voluntary petition in the United States Bankruptcy Court for the Southern District of New York, Poughkeepsie Division seeking relief under Chapter 11 of the United States Bankruptcy Code.

As previously disclosed, on April 5, 2012, Dynegy was notified by the NYSE that Dynegy was not in compliance with the continued listing criteria under Section 802.01C of the NYSE Listed Company Manual because the average closing price of Dynegy’s common stock was less than $1.00 over a consecutive 30 trading-day period as of the notification date.

Dynegy does not intend to take any further action to appeal the NYSE’s decision and therefore it is expected that Dynegy’s common stock will be delisted after the completion and approval of the NYSE’s application to the United States Securities and Exchange Commission. Dynegy’s common stock is currently trading under the symbol “DYNIQ” in the over-the-counter market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: July 11, 2012	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President, Chief Compliance Officer and General Counsel